UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 21, 2024

CORMEDIX INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34673	20-5894890
(State of other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 Connell Drive, Suite 4200 Berkeley Heights, NJ	07922
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (908) 517-9500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2, below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value	CRMD	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The stockholders of CorMedix Inc. (the “Company”) approved Amendment No. 1 (the “Plan Amendment”) to the Amended and Restated CorMedix Inc. 2019 Omnibus Stock Incentive Plan (as amended, the “Omnibus Stock Incentive Plan”) at the Company’s annual meeting of stockholders (the “2024 Annual Meeting”). The Company’s stockholders approved the Plan Amendment in accordance with the voting results set forth below under Item 5.07. The Plan Amendment was previously adopted by the Company’s Board of Directors, subject to shareholder approval.

The material terms of the Plan Amendment were described in the Company’s Proxy Statement (the “Proxy Statement”) filed with the Securities and Exchange Commission on October 8, 2024, under the caption “Proposal 3 – Approval of Amendment to Amended and Restated 2019 Omnibus Stock Incentive Plan”. The Plan Amendment authorizes an increase in the number of shares of the Company’s common stock that are available for issuance pursuant to the Omnibus Stock Incentive Plan, as more fully described in the Proxy Statement.

The above description of the Plan Amendment does not purport to be complete and is qualified in its entirety by the full text of the Plan Amendment, set forth in Exhibit 10.1, and incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Company held the 2024 Annual Meeting virtually on November 21, 2024 at 9:00 a.m., Easter Time. Holders of shares of the Company’s common stock, Series E Preferred Stock and Series G Preferred Stock were entitled to vote at the 2024 Annual Meeting.

The Company’s stockholders voted on the following four proposals at the Annual Meeting, casting their votes as described below. For more information about the following proposals, please see the Proxy Statement.

Proposal No. 1 - Election of Directors. The following individuals, each of whom was named as a nominee in the Proxy Statement, were elected by the Company’s stockholders by a plurality of votes cast to serve on the Company’s board of directors until the Company’s 2025 annual meeting of stockholders. Information on the vote relating to each director standing for election is set forth below:

Nominee	FOR	WITHHELD	BROKER NON-VOTES
Janet Dillione	17,928,669	2,212,986	20,924,754
Gregory Duncan	19,823,680	317,975	20,924,754
Alan W. Dunton	19,484,920	656,735	20,924,754
Myron Kaplan	15,871,681	4,269,974	20,924,754
Steven Lefkowitz	19,894,076	247,579	20,924,754
Robert Stewart	18,514,483	1,627,172	20,924,754
Joseph Todisco	19,963,389	178,266	20,924,754

Proposal No. 2 - Non-Binding Advisory Vote on the Compensation of the Company’s Named Executive Officers for 2023. Proposal No. 2 was to approve, on a non-binding advisory basis, the compensation paid to the Company’s named executive officers for 2023, as disclosed in the Proxy Statement. The proposal was approved. The results of the vote taken were as follows:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
17,510,538	2,400,036	231,081	20,924,754

Proposal No. 3 - Approval of Amendment to the Amended and Restated 2019 Omnibus Stock Incentive Plan. Proposal No. 3 was to approve an amendment to the Amended and Restated 2019 Omnibus Stock Incentive Plan to increase the number of shares authorized for issuance thereunder. The proposal was approved. The results of the vote taken were as follows:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
16,547,858	2,830,486	763,311	20,924,754

Proposal No. 4 - Ratification of Appointment of Independent Registered Public Accounting Firm. Proposal No. 4 was to ratify the appointment of Marcum LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024. The proposal was approved. The results of the vote taken were as follows:

FOR	AGAINST	ABSTAIN
40,481,608	215,107	369,694

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit

10.1	Amendment No. 1 to the Amended and Restated CorMedix Inc. 2019 Omnibus Stock Incentive Plan (Incorporated by reference to Appendix A to CorMedix Inc.'s Proxy Statement on Schedule 14A dated October 8, 2024. See SEC File Number 001-34673)
104	Cover Page Interactive File (the cover page tags are embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORMEDIX INC.

Date: November 25, 2024	By:	/s/ Joseph Todisco
	Name:	Joseph Todisco
	Title:	Chief Executive Officer

3